Exhibit 10.13
CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
REDACTED Version of Exhibit 10.13
Translation
CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.
Supplemental Agreement Concerning the Development
of the Aohai Radiotherapy Treatment and Diagnosis Research Center
Contract No.: 2003-S-008
Time of Execution: September 27, 2003
Place of Execution: Shenzhen, Guangdong
Section I General Provisions
In accordance with applicable PRC laws and regulations, through friendly negotiations and on the basis of the principle of equality and mutual benefit, Chinese People’s Liberation Army Navy General Hospital and Shenzhen Aohua Medical Services Co., Ltd. entered into a cooperation contract on September 15, 1995 whereby they decided to establish Aohai Radiotherapy Treatment and Diagnosis Research Center (“Center”) at Chinese Peoples’ Liberation Army Navy General Hospital in Beijing and invested in connection with the initial phase the OUR-XGD type rotating focalizing gamma knife (“ Head Gamma Knife”) in the Center; and entered into a supplementary contract on March 18, 1999, whereby they invested in connection with the second phase the stereoscopic-directional gamma ray whole-body therapy system (“Body Gamma Knife”) in the Center. Thanks to the joint efforts of the Parties, the Center has achieved good social and economic effect during both the initial phrase and the second phase. The Parties are willing to continue to increase their contribution in respect of the equipment of the Center on the basis of their existing original cooperation and hereby enter into this supplementary contract.
Section II Parties of Cooperation
Article 1 Parties of Cooperation
Party A: Chinese People’s Liberation Army Navy General Hospital
Address: No. 6 Fucheng Road, Beijing               Postal Code: 100037
Tel: 010-68587733 Fax: 010-68581507
Legal Representative: DUAN, Yunyou
Title: President
Party B: Shenzhen Aohua Medical Services Co., Ltd.
Address: Floor 17, Guomao Plaza, Renmin South Road, Shenzhen Postal Code: 518014
Tel: 0755-2255708               Fax: 0755-2251690

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Legal Representative: SONG, Jun
Title: President
Section III Purpose of Cooperation and Business Scope
Article 2 Purpose of Cooperation: Based on the OUR-XGB rotating focalizing gamma knife (Head Gamma Knife), as invested in the initial phrase, and the stereoscopic-directional gamma ray whole-body therapy system (“Body Gamma Knife”), as invested in the second phase, the Parties intend to make a third phrase equipment investments by deploying advanced medical linear accelerator, CT simulator, 3-D Conformal Radio-therapy and planning system, hyperthermia system of endogenetic fields and other sophisticated medical equipment, and proactively carry out clinical diagnosis, treatment, research and teaching work and thereby constantly enhance medical service performance and develop the Center into a top modernized medical treatment organization
Article 3 Business Scope. The Center will offer diagnosis, comprehensive therapies (radiotherapy, thermal therapy, chemotherapy, etc), research, teaching and other medical services in respect of tumors and related diseases.
Section IV Term of Cooperation
Article 4 The term of cooperation for the third phase equipment contributed shall be 10 years, commencing from the date on which the treatment and operation formally begin upon approval by relevant authorities.
Section V Contribution and Profit Allocation of the Parties
Article 5 Third Phrase Equipment Contribution and Profit Allocation
1. Party B will contribute the third phase equipment, i.e., four units of internationally advanced equipment (being one medical linear accelerator, one CT simulator, one 3-D Conformal Radio-therapy and planning system and one hyperthermia system of endogenetic fields), which together are valued at RMB ***. Party A shall contribute the existing medical technical personnel and equipment and installations of its radiotherapy department, and the medical treatment and office premises required for the Center, as well as other supporting facilities (air conditioning, dehumidifiers, and telephones).
2. Profit Allocation
All profits derived from the project of this phase shall, after deducting all costs, be allocated according to the following percentages, on the basis of which the Parties shall also enjoy the title to, bear the risk of, and have other rights to, the assets of the third phase of the Center:

	Party A	Party B
Year ***	***	***
Year ***	***	***

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Section VI Disposal of Assets
within and upon Expiry of the Term of Cooperation
Article 6 During the Term of Cooperation, any transfer by a Party of all or part of its interests in the Center to a third party shall be subject to the approval of the other Party, which shall have the preemptive right of purchase under equal conditions.
Article 7 During the Term of Cooperation, each Party shall own its own contributions and the assets acquired in the name this current phase shall be owned by the Parties in accordance with the percentages set out in Clause 2 of Article 5 hereof. Upon expiry of this Contract, if so proposed by a Party and so unanimously approved by the board, the Term of Cooperation may be extended and the relevant agreement shall be separately agreed upon by the Parties through discussions.
Section VII Responsibilities of the Parties
Article 8 The Parties shall each be responsible for carrying out the following:
Party A’s Responsibilities:
1.	To make the contribution in accordance with Clause 1 of Article 5 hereof;

2.	To obtain all permits and licenses required for the conduct by the Center of the business under this phrase as well as relevant approvals;

3.	To be responsible for processing all application and filing procedures in respect of the pricing and medical insurance-related approvals and for obtaining relevant approvals;

4.	To provide the premises required for the current phase (equipment room, operating room, preparation room, clinical room, office, and etc.), and put in place the water, power utilities and telephones of the Center;

5.	To carry out the equipment room construction and refurbishment work as per the equipment installation-related technical requirements, as specified by the equipment vendors; and to procure thereby that the equipment room shall be in a condition fit for equipment installation;

6.	To provide the existing technical personnel, therapy equipment and supporting equipment of the radiotherapy department of the Hospital;

7.	To provide one special purpose ambulance;

8.	To supervise the medical quality of the Center and in accordance with regulations and rules, to submit disputes with the board of directors, which shall have the power to consider and decide the settlements and resolutions of such disputes; and

9.	Other matters mandated by the Center.
Party B’s Responsibilities:
1.	To make the contribution in accordance with Clause 1 of Article 5 hereof;

2.	To work with Party A to develop the management model and management system of the Center;

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
3.	To work with Party A to engage for the Center top domestic and foreign experts and senior technicians, including carrying out the review and assessment for employment of existing staff;

4.	To assign senior personnel with managerial experiences to participate in the management of the Center;

5.	To develop and implement feasible advertisement and market promotion plans; and

6.	Other matters mandated by the Center.
Section VIII Board of Directors
Article 9 The duties and powers of the board of directors shall in principle be dealt with in compliance with the original contract. The board of directors for this phrase shall be composed of seven members, including four members appointed by Party A and three members appointed by Party B. The board shall have one chairman, which shall be appointed by Party B and shall be vested with the veto power. The vice chairman shall be appointed by Party A. The chairman and the directors shall serve a term of four years and may be reelected if so recommended by their appointing party.
Section IX Management Body
Article 10 The management body for this phase shall implement the director accountability system under the leadership of the board of directors. The management body will have one executive director to be recommended by Party B and one business director to be recommended by Party A, both of which shall be determined and engaged by the board upon consideration. The directors shall serve a term of four years and may be reelected if they are found qualified after review and assessment.
Article 11 The executive director shall be responsible for implementing all resolutions of the board of directors, shall be subject to the review by the board in terms of the annual operating indicators and their operation and management work, shall organize and direct the daily business management of the Center, and shall have responsibility over the administration and human resources, accounting and marketing organization matters of the Center. The business director shall be responsible for medical treatment technology and research work. The management body may have divisional supervisors who shall be in charge of the work of relevant divisions, shall carry out matters delegated by the directors and shall report to the directors.
Article 12 If either of the executive or business director abuses his/her office for personal gain or is in gross breach of his/her duties, he/she may be removed at any time by the board of directors under a board resolution.
Article 13 The Center will reasonably decide the headcount and staffing according to the needs of the current phrase of business of the Center. The medical and technical staff will be recommended by both Parties. The Center will adopt a system of all-personnel

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
employment and employees will be engaged upon satisfactory review and assessment by the board.
Section X Equipment Procurement
Article 14 Where the conditions are equal, the machinery and equipment and relevant components and parts thereof, the vehicles and the office supplies required for the Center, shall be procured to the extent possible from the domestic market.
Section XI Taxation and Accounting Matters
Article 15 The Center shall develop an accounting system in compliance with relevant laws, regulations and rules of the state and Beijing Municipality. The financial management matters of the Center shall be dealt with in accordance with such financial management system as approved by the board of directors. To the extent of the staffing of accounting personnel, the accountant shall be appointed by Party B and the cashier shall be appointed by Party A.
Article 16 The operating costs of the Center shall include the repair and maintenance expenses of the Center (including expense for the repair and maintenance of the premises, equipment, and etc.), staff bonus, water and power utility expenses, office expense, marketing and promotional expenses, R&D costs, medical indemnity for which the Center is held liable, as well as other expenses required to be paid by the Center.
Article 17 The Center shall conduct accounting and settlement on a monthly basis. All profits derived by the Center, after deducting the operating costs of the Center, shall be allocated between the Parties based on the profit sharing percentages stipulated in Article 7 herein.
Article 18 The Center shall be obligated to provide military personnel with charge-free medical therapy in compliance with applicable policies of the state, provided that the monthly amount of such medical therapy (in terms of amount of money) shall not exceed 10% of the total revenue derived from the therapy of the Center.
Article 19 The Parties shall each be responsible for their own taxation matters in relation to the Center under the cooperation.
Section XII Other Matters
Article 20 Any matter not addressed herein shall be implemented in line with the original contract.
Section XIII Effectiveness and Miscellaneous
Article 21 This Contract shall become effective immediately upon execution by the legal or authorized representatives of the Parties.

CONFIDENTIAL TREATMENT REQUESTED BY CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Article 21 This Contract shall be made in six originals, with each Party holding three copies, each of which shall have the same legal force and effect.

Party A: Chinese People’s Liberation	Party B: Shenzhen Aohua Medical
Army Navy General Hospital	Services Co., Ltd.
Authorized representative:	Authorized representative:

(Official stamp)	(Official stamp)

(affixed with the seal of The	(affixed with the seal of Shenzhen
Chinese People’s Liberation Army	Aohua Medical Services Co., Ltd. and
Navy General Hospital and the	the signature of Jun Song)
signature of Yunyou Duan)

September 27, 2003	September 27, 2003